UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy Statement  Pursuant to  Section 14(a)  of the

Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials

BBX Capital Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[  ]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[  ]Fee paid previously with preliminary materials.

[  ]Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

BBX CAPITAL CORPORATION

401 East Las Olas Boulevard, Suite 800

Fort Lauderdale, Florida 33301

June 12,  2013

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of BBX Capital Corporation, which will be held on July 9, 2013 at 10:00 a.m., local time, at the Tower Club, 100 SE 3rd Avenue, 28th Floor, Fort Lauderdale, Florida 33301.

Please read these materials so that you will know what we plan to do at the meeting. Also, please sign and return the accompanying proxy card in the postage-paid envelope or otherwise transmit your voting instructions as described on the accompanying proxy card. This way, your shares will be voted as you direct even if you cannot attend the meeting.

On behalf of our Board of Directors and employees, I would like to express our appreciation for your continued support.

Sincerely,

Alan B. Levan

Chairman of the Board

BBX CAPITAL CORPORATION

401 East Las Olas Boulevard, Suite 800

Fort Lauderdale, Florida 33301

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on July 9, 2013

Notice is hereby given that the Annual Meeting of Shareholders of BBX Capital Corporation (the “Company”) will be held at the Tower Club, 100 SE 3rd Avenue, 28th Floor, Fort Lauderdale, Florida 33301 on July 9, 2013, commencing at 10:00 a.m., local time, for the following purposes:

1.	To elect five directors to the Company’s Board of Directors to serve until the Company’s 2014 Annual Meeting of Shareholders.

2.

To vote, on a non-binding advisory basis, on the compensation of the Company’s Named Executive Officers, as disclosed in the section of the accompanying Proxy Statement entitled “Compensation of Named Executive Officers.”

3.	To vote, on a non-binding advisory basis, on the frequency with which the Company should hold future advisory votes on Named Executive Officer compensation.

4.	To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

The matters listed above are more fully described in the Proxy Statement that forms a part of this Notice of Meeting.

Only shareholders of record at the close of business on May 24, 2013 are entitled to notice of, and to vote at, the Annual Meeting.

Sincerely yours,

Alan B. Levan

Chairman of the Board

Fort Lauderdale,  Florida

June 12, 2013

IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. THEREFORE, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED OR OTHERWISE TRANSMIT YOUR VOTING INSTRUCTIONS AS DESCRIBED ON THE ENCLOSED PROXY CARD. NO POSTAGE IS REQUIRED FOR THE PROXY CARD IF MAILED IN THE UNITED STATES.

BBX CAPITAL CORPORATION

401 East Las Olas Boulevard, Suite 800

Fort Lauderdale, Florida 33301

PROXY STATEMENT

The Board of Directors of BBX Capital Corporation (the “Company”) is soliciting proxies to be used at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at the Tower Club, 100 SE 3rd Avenue, 28th Floor, Fort Lauderdale, Florida 33301 on July 9, 2013, at 10:00 a.m., local time, and at any and all postponements or adjournments of the Annual Meeting, for the purposes set forth in the accompanying Notice of Meeting.

This Proxy Statement and the accompanying Notice of Meeting and proxy card are being mailed to shareholders on or about June 12, 2013.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will be asked to consider and vote upon the election of five directors to the Company’s Board of Directors, in each case to serve for a term expiring at the Company’s 2014 annual meeting of shareholders. In addition, shareholders will be asked to vote, on a non-binding advisory basis, on the compensation of the Company’s Named Executive Officers (as hereinafter defined) and on the frequency with which the Company should hold future advisory votes on Named Executive Officer compensation.  Additionally, if any other matters are properly brought before the Annual Meeting, shareholders will be asked to consider and vote upon such matters as well. Also, management will be available to report on the Company’s performance during the year ended December 31, 2012 and respond to appropriate questions from shareholders.

Who is entitled to vote at the Annual Meeting?

Record holders of the Company’s Class A Common Stock and record holders of the Company’s Class B Common Stock  as of the close of business on May 24, 2013 (sometimes referred to herein as the “record date”) may vote at the Annual Meeting.

As of the close of business on the record date,  16,772,870 shares of Class A Common Stock and 195,045 shares of Class B Common Stock were outstanding and eligible to be voted at the Annual Meeting.

What are the voting rights of the holders of Class A Common Stock and Class B Common Stock?

Holders of the Company’s Class A Common Stock and Class B  Common Stock will vote as one class on each of the election of directors, the non-binding advisory vote on Named Executive Officer compensation and the non-binding advisory vote on the frequency with which the Company should hold future advisory votes on Named Executive Officer compensation. Additionally, in most cases, holders of the Company’s Class A Common Stock and Class B Common Stock will vote as one class on any other matters properly brought before the Annual Meeting. Holders of Class A Common Stock are entitled to one vote per share on each matter, with all holders of Class A Common Stock having in the aggregate 53% of the general voting power.  The number of votes represented by each share of Class B Common Stock, which represents in the aggregate 47% of the general voting power, is calculated each year in accordance with the Company’s Restated Articles of Incorporation.  At this year’s Annual Meeting, each outstanding share of Class B Common Stock will be entitled to 76.26 votes on each matter.  BFC Financial Corporation (“BFC”) is the sole holder of the outstanding shares of the Company’s Class B Common Stock.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of shares of the Company’s Class A Common Stock and Class B Common Stock representing a majority of the aggregate voting power of such stock as of the close of business on the record date will constitute a quorum, permitting the conduct of business at the Annual Meeting.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with American Stock Transfer & Trust Company, the Company’s stock transfer agent (“AST”), you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of these shares but not the shareholder of record, and your shares are held in “street name.”

How do I vote my shares?

If you are a shareholder of record, you can give a proxy to be voted at the Annual Meeting by mailing in the enclosed proxy card or by transmitting your voting instructions by telephone or internet as described in further detail on the enclosed proxy card.  Shareholders of record may also vote their shares at the Annual Meeting by completing a ballot at the Annual Meeting.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker, bank or other nominee. Your broker, bank or other nominee has enclosed or provided a voting instruction card for you to use in directing how to vote your shares.

Can I vote my shares in person at the Annual Meeting?

If you are a shareholder of record, you may vote your shares at the Annual Meeting by completing a ballot at the Annual Meeting.  If you are a “street name” holder, however, you may vote your shares in person at the Annual Meeting only if you obtain a signed proxy from your broker, bank or other nominee giving you the right to vote the shares in person at the Annual Meeting.

Shareholders who wish to attend the Annual Meeting may contact the Company’s Investor Relations department at (954) 940-4000 for directions.    Even if you currently plan to attend the Annual Meeting, the Company recommends that you also submit your vote by proxy or by giving voting directions to your broker, bank or nominee, as described above, so that your vote will be counted if you later decide not to attend the Annual Meeting.

What are my choices when voting?

With respect to the election of directors, you may vote for all of the director nominees, or your vote may be withheld with respect to one or more of the director nominees. The proposal related to the election of directors is described in this Proxy Statement beginning on page 11.

With respect to non-binding advisory vote on the compensation of the Company’s Named Executive Officers, you may vote for, against or abstain from voting on the proposal. The proposal relating to the compensation of the Company’s Named Executive Officers is described in this Proxy Statement on page 21.

With respect to the non-binding advisory vote on the frequency with which the Company should hold future advisory votes on Named Executive Officer compensation, you may vote for the advisory vote to be held every year, every other year or every three years, or you may abstain from voting on the proposal. The proposal relating to the frequency with which the Company should hold future advisory votes on Named Executive Officer compensation is described in this Proxy Statement on page 22.

What are the Board’s voting recommendation?

The Board of Directors recommends that you vote your shares (i) FOR ALL of the director nominees,  (ii) FOR the approval of the compensation of the Named Executive Officers and (iii) for future advisory votes on Named Executive Officer compensation to be held EVERY THREE YEARS.

What if I do not specify how I want my shares voted?

If you mail in your proxy card but do not specify on your proxy card how you want to vote your shares, your shares will be voted (i) FOR ALL of the director nominees, (ii) FOR the approval of the compensation of the Named Executive Officers and (iii) for future advisory votes on Named Executive Officer compensation to be held EVERY THREE YEARS.  Although the Board of Directors is not aware of any other matters to be presented at the Annual Meeting, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy card will vote the proxies in accordance with their best judgment on those matters.

Can I change my vote?

Yes.  You can change your vote at any time before your proxy is voted at the Annual Meeting.  If you are the record holder of your shares, you can do this in one of three ways.  First, you can send a written notice to the Company’s Secretary stating that you would like to revoke your proxy.  Second, you can submit a new valid proxy bearing a later date or transmit new voting instructions by telephone or internet.  Third, you can attend the Annual Meeting and vote in person.   However, attendance at the Annual Meeting will not, in and of itself, constitute revocation of a previously executed proxy.

If you are not the record holder of your shares and your shares are held in “street name,” you must contact your broker, bank or other nominee to find out how to change your vote.

What vote is required for a proposal to be approved?

With respect to the election of directors, the affirmative vote of a plurality of the votes cast at the Annual Meeting is required for a director nominee to be elected. A properly executed proxy marked to withhold a vote with respect to the election of one or more director nominees will not be voted with respect to the nominee or nominees indicated, although it will be counted for purposes of determining whether or not a quorum exists.

The compensation of the Company’s Named Executive Officers will be approved, on a non-binding advisory basis, if the votes cast for the proposal exceed the votes cast against the proposal.  Abstentions will not have any impact on this proposal, although they will be counted for purposes of determining whether or not a quorum exists.  Provided a quorum exists, failures to vote will also not have any impact on this proposal.  The vote on this proposal is advisory and will not be binding upon the Company, the Board of Directors or the Compensation Committee.

With respect to the non-binding advisory vote on the frequency with which the shareholders believe the Company should hold future advisory votes on Named Executive Officer compensation, the frequency which receives the greatest number of votes will be the frequency selected by the shareholders. Abstentions will not have any impact on this proposal, although they will be counted for purposes of determining whether or not a quorum exists.  Provided a quorum exists, failures to vote will also not have any impact on this proposal.  The vote on this proposal is advisory and will not be binding upon the Company or the Board of Directors.

If my shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?

No. If you hold your shares in “street name” through a broker, bank or other nominee, whether your broker, bank or other nominee may vote your shares in its discretion depends on the proposals before the Annual Meeting. The Company’s Class A Common Stock is currently listed for trading on the New York Stock Exchange (the “NYSE”). Under the rules of the NYSE, if you do not provide your broker, bank or other nominee with voting instructions with respect to your shares, your broker, bank or other nominee may vote your shares in its discretion only on “routine matters.”  None of the matters to be considered at the Annual Meeting, as described in this Proxy Statement, are “routine matters” under the rules of the NYSE.  Accordingly, your broker, bank or other nominee will not have discretion to vote your shares on any proposal presented at the Annual Meeting if you do not provide voting directions with respect to such proposal.

What are “broker non-votes”?

“Broker non-votes” occur when a broker, bank or other nominee has discretion to vote on one or more proposals at a meeting but does not have discretion to vote on other matters at the meeting.  Because brokers, banks and other nominees will not have discretion to vote on any items of business at the Annual Meeting if they have not received voting instructions from their clients, there will not be broker non-votes on any of the matters presented at the Annual Meeting.

Are there any other matters to be acted upon at the Annual Meeting?

As of the date of this Proxy Statement, the Company does not know of any other matters to be presented or acted upon at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

CORPORATE GOVERNANCE

Pursuant to the Company’s Amended and Restated Bylaws and the Florida Business Corporation Act, the Company’s business and affairs are managed under the direction of the Board of Directors.  Directors are kept informed of the Company’s business through discussions with management, including the Company’s Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Determination of Director Independence

The Company’s Board of Directors has determined that Norman H. Becker, Steven M. Coldren, Bruno L. Di Giulian, Willis N. Holcombe, Anthony P. Segreto and Charlie C. Winningham, II, who together comprise a majority of the Board, are independent under applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing standards of the NYSE. The Board made such independence determinations based on a review of transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates as well as transactions and relationships between each director or his affiliates and members of the Company’s senior management or their affiliates, including the transactions and relationships described below.  To assist the Board in making its independence determinations, the Board adopted the following categorical standards of relationships that, in the Board’s opinion, do not constitute material relationships that impair a director’s independence: (i) serving on third party boards of directors with other members of the Board; (ii) payments or charitable gifts by the Company to entities with which a director is an executive officer or employee where such payments do not exceed the greater of $1 million or 2% of such entity’s consolidated gross revenues; and (iii) investments by directors in common with each other or the Company.   In addition, with respect to Messrs. Becker, Coldren, Di Giulian and Segreto, the Board specifically discussed and considered the following relationships, each of which the Board determined did not constitute a material relationship that would impair the director’s independence:

•

Mr. Becker served on the Board of Directors of Benihana Inc. (“Benihana”) until August 2012 when Benihana was acquired by Safflower Holdings Corp. (“Safflower”).  Prior to the completion of that transaction, Alan B. Levan, the Company’s Chairman and Chief Executive Officer, and John E. Abdo, the Company’s Vice Chairman, served as members of Benihana’s Board of Directors.  BFC, which holds shares of the Company’s Class A Common Stock and Class B Common Stock representing approximately 53% of the total outstanding equity of the Company and 75% of the total voting power of the Company, also held a significant investment in Benihana until that time.  In addition, Mr. Becker serves on the Board of Directors of Bluegreen Corporation (“Bluegreen”) with Alan B. Levan and John E. Abdo.  Bluegreen was a publicly traded company with common stock listed on the NYSE until April 2013 when Woodbridge Holdings, LLC (“Woodbridge”) acquired all of the shares of Bluegreen’s common stock not previously owned by Woodbridge in a cash merger transaction.  Prior to that transaction,  Woodbridge, which was a wholly owned subsidiary of BFC until the closing of the transaction, owned approximately 54% of the outstanding shares of Bluegreen’s common stock.  In connection with the financing of the transaction, the Company invested $71.75 million in Woodbridge in exchange for a 46% equity interest in Woodbridge. BFC continues to hold the remaining 54% of Woodbridge’s equity interests. See “Certain Relationships and Related Transactions” below for additional information regarding the Company’s investment in Woodbridge.

•

Mr. Coldren is the President of Business Information Systems, Inc., a company which currently leases (and, since 1985, has leased) office space from Abdo Companies, Inc. for approximately $84,000 per year, which was reported to the Board to approximate the market rate.  John E. Abdo is the President of Abdo Companies, Inc.

•

Prior to the Company’s sale of BankAtlantic, its former wholly owned banking subsidiary, to BB&T Corporation (“BB&T”) during July 2012, Mr. Di Giulian received fees for his service as a trustee of the BankAtlantic Pension Fund totaling $9,000 for each of 2010 and 2011 and $3,750 for 2012.

In addition, Mr. Di Giulian was an attorney with the law firm of Ruden, McClosky, Smith, Schuster & Russell, P.A. (“Ruden McClosky”) until October 2006. From that time until October 2011, Mr. Di Giulian received approximately $12,000 per year in residual compensation from Ruden McClosky. During 2010 and 2011, the Company paid fees to Ruden McClosky of approximately $181,000 and $250,000, respectively, and BFC paid fees to Ruden McClosky of approximately $203,000 and $19,000, respectively, in consideration for legal services provided by the law firm.  Mr. Di Giulian is currently a partner at the law firm of Conrad & Scherer, LLP.  During the year ended December 31, 2012, the Company paid fees to Conrad & Scherer, LLP of $286,000.  Mr. Di Giulian also has a real estate sales license with a company that is affiliated with Mr. Abdo, but Mr. Di Giulian does not receive any income or other compensation in respect of such relationship.

•

Mr. Segreto is a member of the Advisory Board of the Nova Southeastern University H. Wayne Huizenga School of Business and Entrepreneurship. Alan B. Levan, Chairman and Chief Executive Officer of the Company, is a Trustee of Nova Southeastern University and the Chairman of its Finance Committee.  In addition, Mr. Segreto served as a consultant to BankAtlantic until the completion of the Company’s sale of BankAtlantic to BB&T during July 2012 and received $30,000, $30,000 and $23,333 from BankAtlantic in consideration for his consulting services during 2010, 2011 and 2012. Mr. Segreto also received $9,000 during each of 2010 and 2011 and $3,750 during 2012 for his service as a trustee of the BankAtlantic Pension Fund, and $70,000 per year from the Company as advisory board fees prior to his appointment to the Board of Directors during 2012.

Committees of the Board of Directors and Meeting Attendance

The Company’s Board of Directors has established Audit, Compensation and Nominating/Corporate Governance Committees. The Board has adopted a written charter for each of the Audit, Compensation and Nominating/Corporate Governance Committees as well as Corporate Governance Guidelines that address the make-up and functioning of the Board.  The Board has also adopted a Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers and employees.  The committee charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics are posted in the “Investor Relations” section of the Company’s website at www.bbxcapital.com, and each is available in print without charge to any shareholder.

The Board of Directors met 25 times during 2012.  Each member of the Board attended at least 75% of the meetings of the Board and committees on which he or she served during 2012.  In addition, seven of the nine then-serving members of the Board, as well as Anthony P. Segreto, who then served as an advisory Board member, attended the Company’s 2012 Annual Meeting of Shareholders, although the Company has no formal policy requiring them to do so.

The Audit Committee

During 2012, the Audit Committee consisted of D. Keith Cobb, Chairman, Steven M. Coldren and David A. Lieberman.  The Audit Committee met nine times during 2012. Messrs. Cobb and Lieberman resigned from the Board during April 2013 and June 2013, respectively.  Norman H. Becker was appointed to the Audit Committee during May 2013.  Mr. Becker was also appointed Chairman of the Audit Committee.  In accordance with the listing standards of the NYSE, which require that the Company’s Audit Committee be comprised of at least three members, the Board will appoint a new member to the Audit Committee at or prior to the next meeting of the Audit Committee.

 The Board has determined that each member of the Audit Committee is “financially literate” and “independent” under applicable rules and regulations of the SEC and the listing standards of the NYSE.  The Board has determined that Mr. Becker is qualified as an “audit committee financial expert,” as defined in Item 407 of Regulation S-K promulgated by the SEC, and has “accounting and related financial management expertise” within the meaning of the listing standards of the NYSE.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditor.  Additionally, the Audit Committee assists Board oversight of: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the qualifications, performance and independence of the Company’s independent auditor; and (iv) the performance of the Company’s internal audit function. In connection with these oversight functions, the Audit Committee receives reports from the Company’s internal audit group, periodically meets with management and the Company’s independent auditor to receive information concerning internal control over financial reporting and any deficiencies in such control, and has adopted a complaint monitoring procedure that enables confidential and anonymous reporting to the Audit Committee of concerns regarding questionable accounting or auditing matters. A report from the Audit Committee is included in this Proxy Statement on page 25.

The Compensation Committee

The Compensation Committee consists of Steven M. Coldren, Chairman, Charlie C. Winningham, II and Willis N. Holcombe. The Board has determined that each member of the Compensation Committee is “independent” within the meaning of the listing standards of the NYSE, and each is a “Non-Employee Director,” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), and an “outside director,” as defined for purposes of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”).  The Compensation Committee met ten times during 2012. The Compensation Committee provides assistance to the Board in fulfilling its responsibilities relating to the compensation of the Company’s executive officers. It reviews and determines the compensation of the Chief Executive Officer and determines or makes recommendations with respect to the compensation of the Company’s other executive officers.  It also administers the Company’s equity-based compensation plans.

Pursuant to its charter, the Compensation Committee has the authority to retain consultants to assist the Compensation Committee in its evaluation of executive compensation, as well as the sole authority to approve any such consultant’s fees and retention terms. During 2012, the Compensation Committee engaged Pearl Meyer & Partners, LLC, a third party compensation consultant, to assist the Compensation Committee with respect to its review and determinations or recommendations of the compensation of the Company’s executive officers and the employment agreements entered into between the Company and its executive officers during 2012, as well as to assist the Compensation Committee with respect to the development of a “carried interest” compensation plan for the Company’s executive officers. See “Compensation of Named Executive Officers—Employment Agreements” for additional information. Pearl Meyer & Partners, LLC was also engaged during 2012 by BFC’s Compensation Committee for the purposes described above but pertaining to BFC and its executive officers.

Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to its chief executive officer and other employees (other than its chief financial officer) whose compensation is required to be reported to shareholders under the Exchange Act and the rules and regulations promulgated by the SEC thereunder. However, the statute exempts qualifying “performance-based compensation” from the deduction limit if certain requirements are met. The Compensation Committee believes that it is generally in the Company’s best interest to attempt to structure performance-based compensation, including stock options, performance-based restricted stock awards and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies the statute’s requirements. However, the Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when appropriate to assist the Company in its efforts to meet its overall objectives, even if the Company may not deduct all of the compensation. Accordingly, the Compensation Committee has approved and may in the future approve compensation arrangements for the Company’s executive officers that are not fully deductible. The compensation paid for the year ended December 31, 2012 pursuant to the employment agreements between the Company and its executive officers does not constitute “performance-based compensation” exempt from the $1,000,000 deduction limit of Section 162(m).

The Nominating/Corporate Governance Committee

During 2012, the Nominating/Corporate Governance Committee consisted of Steven M. Coldren, Chairman, D. Keith Cobb, Bruno L. Di Giulian and Charlie C. Winningham, II.  As previously described,

Mr. Cobb resigned from the Company’s Board of Directors during April 2013. The Board has determined that each member of the Nominating/Corporate Governance Committee is “independent” within the meaning of the listing standards of the NYSE.  The Nominating/Corporate Governance Committee met two times during 2012.  The Nominating/Corporate Governance Committee is responsible for: (i) assisting the Board of Directors in identifying individuals qualified to become directors; (ii) making recommendations of candidates for directorships; (iii) developing and recommending to the Board a set of corporate governance principles for the Company; (iv) overseeing the evaluation of the Board and management; (v) overseeing the selection, composition and evaluation of Board committees; and (vi) overseeing the management continuity and succession planning process.

The Nominating/Corporate Governance Committee reviews, following the end of the Company’s fiscal year, the composition of the Board of Directors and the ability of its current members to continue effectively as directors for the upcoming fiscal year. In the ordinary course, absent special circumstances or a change in the criteria for Board membership, the Nominating/Corporate Governance Committee will re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If the Nominating/Corporate Governance Committee thinks it is in the Company’s best interest to nominate a new individual for director, or fill a vacancy on the Board which may exist from time to time, the Nominating/Corporate Governance Committee will seek out potential candidates for Board appointments who meet the criteria for selection as a nominee and have the specific qualities or skills being sought as follows. Generally, the Nominating/Corporate Governance Committee will identify candidates for directorships through the business and other organization networks of the directors and management. Candidates for director will be selected on the basis of the contributions the Nominating/Corporate Governance Committee believes that those candidates can make to the Board and to management and on such other qualifications and factors as the Nominating/Corporate Governance Committee considers appropriate. Board candidates should have a reputation for honesty and integrity, strength of character, mature judgment and experience in positions with a high degree of responsibility. In addition to reviewing a candidate’s background and accomplishments, candidates for director are reviewed in the context of the current composition of the Board and the evolving needs of the Company. While the Board does not have a formal diversity policy and the Nominating/Corporate Governance Committee does not follow any ratio or formula with respect to diversity in order to determine the appropriate composition of the Board, the Board prefers a mix of background and experience among its members. Accordingly, pursuant to the Company’s Corporate Governance Guidelines, the Nominating/Corporate Governance Committee, when assessing potential new directors, seeks individuals from diverse professional backgrounds who provide a broad range of skills, experience and expertise relevant to the Company’s business. The goal of this process is to assemble a group of Board members with deep, varied experience, sound judgment and commitment to the Company’s success. The Company also requires that its Board members be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on the Company’s behalf, including attending Board and applicable committee meetings. If the Nominating/Corporate Governance Committee believes a candidate would be a valuable addition to the Board, it will recommend the candidate’s election to the full Board.  During 2013, the Nominating/Corporate Governance Committee considered and recommended to the Board the appointment of Norman H. Becker as a director of the Company.

Under the Company’s Amended and Restated Bylaws, nominations for directors may be made only by or at the direction of the Board of Directors, or by a shareholder entitled to vote who delivers written notice (along with certain additional information specified in the Bylaws) not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders.  However, if the date of the Company’s annual meeting of shareholders changes by more than 30 days from the date of the preceding year’s annual meeting of shareholders, written notice of a director nomination must be received by the Company within ten days after the Company first mails notice of or publicly discloses the date of the annual meeting of shareholders.  For the Company’s 2014 Annual Meeting of Shareholders,  the Company must receive this notice (i) between March 11, 2014 and April 10, 2014 or (ii) if the Company’s 2014 Annual Meeting of Shareholders is held more than 30 days before or after July 9, 2014, within ten days after the Company first mails notice of or publicly discloses the date of the meeting.

Special Committee

During 2012, a special committee comprised of Bruno L. Di Giulian, Steven M. Coldren, Willis N. Holcombe, Charlie C. Winningham, II, Anthony P. Segreto and David A. Lieberman, each of whom was determined to an independent director under the listing standards of the NYSE and applicable rules and regulations of the SEC, was formed to explore and, together with the assistance of its legal and financial advisors, review and negotiate the terms of, and take other actions with respect to, (i) the Company’s $71.75 million investment in Woodbridge, a former wholly owned subsidiary of BFC, and (ii) the currently proposed merger between the Company and BFC.  See “Certain Relationships and Related Transactions” below for additional information regarding the Company’s investment in Woodbridge and the currently proposed merger between the Company and BFC. As previously described, Mr. Lieberman resigned from the Board of Directors on June 4, 2013.

Leadership Structure

The business of the Company is managed under the direction of the Board, which is elected by the Company’s shareholders. The basic responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director believes to be the best interests of the Company and its shareholders. The Company’s Amended and Restated Bylaws provide for a combined position of Chairman and Chief Executive Officer, and Alan B. Levan has held this dual position since 1994.  The Company believes that the combination of these two positions has been an appropriate and suitable structure for the Board’s function and efficiency, as Mr. Levan serves as the direct link between senior management and the Board.  Further, as the Chairman and Chief Executive Officer of the Company for almost 20 years, Mr. Levan is in a position to provide critical insight to the Board and feedback to senior management through his long-term relationships and understanding of the Company’s business and prospects.

Risk Oversight

The Board is responsible for overseeing management and the business and affairs of the Company, which includes the oversight of risk. In exercising its oversight, the Board has allocated some areas of focus to its committees and has retained areas of focus for itself. Pursuant to its charter and the rules of the NYSE, the Audit Committee is responsible for assuring that the Board is provided the information and resources to assess management’s handling of the Company’s approach to risk management. The Audit Committee also has oversight responsibility for the Company’s financial risk (such as accounting, finance, internal control and tax strategy), and the Audit Committee or the full Board receives and reviews, as appropriate, the reports of the Company’s internal audit group regarding the results of its annual Company-wide risk assessment and internal audit plan. Reports of all internal audits are provided to the Audit Committee. The Compensation Committee oversees compliance with the Company’s executive compensation plans and related laws and policies.  The Nominating/Corporate Governance Committee oversees compliance with governance-related laws and policies, including the Company’s Corporate Governance Guidelines. The Board as a whole has responsibility for overseeing management’s handling of the Company’s strategic and operational risks. Throughout the year, senior management reports to the Board the risks that may be material to the Company, including those disclosed in the Company’s reports filed with the SEC. The goal of these processes is to achieve serious and thoughtful Board-level attention to the nature of the material risks faced by the Company and the adequacy of the Company’s risk management processes and systems. While the Board recognizes that the risks which the Company faces are not static, and that it is not possible to mitigate all risk and uncertainty all of the time, the Board believes that the Company’s approach to managing its risks provides the Board with the proper foundation and oversight perspective with respect to management of the material risks facing the Company.

Executive Sessions of Non-Management Directors

On March 6, 2012 and October 2, 2012, the non-management directors of the Company met in executive sessions of the Board in which management directors and other members of management did not participate.  D. Keith Cobb was the presiding director for these sessions.

The non-management directors have scheduled future meetings to be held semi-annually, and may schedule additional meetings without management present as they determine to be necessary.  Steven M. Coldren has been appointed to serve as the presiding director of these meetings.

Director and Management Indebtedness

While the Company does not make loans to its executive officers or directors, BankAtlantic made loans to certain of the Company’s executive officers of directors.  All such loans were made in accordance with applicable law, including that they were made on substantially the same terms, such as interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and did not involve more than the normal risk of repayment or present other unfavorable features.

Communications with the Board of Directors and Non-Management Directors

Interested parties who wish to communicate with the Board of Directors, any individual director or the non-management directors as a group can write to the Company’s Secretary, BBX Capital Corporation, 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301.  If the person submitting the letter is a shareholder of the Company, the letter should include a statement indicating such.  Depending on the subject matter, an officer of the Company will:

•	forward the letter to the director or directors to whom it is addressed;
•	attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information; or
•	not forward the letter if it is primarily commercial in nature or if it is determined to relate to an improper or irrelevant topic.

A member of management will, at each meeting of the Board, present a summary of all letters received since the last meeting that were not forwarded to the Board and will make those letters available to the Board upon request.

Code of Business Conduct and Ethics

The Company has a Code of Business Conduct and Ethics that applies to all directors, officers and employees of the Company, including its principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct and Ethics is available on the Company’s website at www.bbxcapital.com.  The Company will post amendments to or waivers from its Code of Business Conduct and Ethics (to the extent applicable to the Company’s principal executive officer, principal financial officer or principal accounting officer) on its website.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of the copies of the forms furnished to the Company and written representations that no other reports were required, the Company believes that all filing requirements under Section 16(a) of the Exchange Act applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis during 2012.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The Company’s Amended and Restated Bylaws provide that the Board of Directors shall consist of no less than seven nor more than twelve directors. The specific number of directors is set from time to time by resolution of the Board. The Board currently consists of nine directors.

The Company’s Amended and Restated Bylaws previously provided for the Board of Directors to be divided into three classes, each of which had a three-year term expiring in annual succession.  On June 4, 2013, the Company’s Amended and Restated Bylaws were amended to provide that each director elected or appointed to the Board of Directors on or after such date, including the directors nominated for election at the Annual Meeting, will serve for a term expiring at the Company’s next annual meeting of shareholders. As a result, the Board is currently divided into three classes of directors as follows: (i) five directors whose terms will expire at the Annual Meeting and who have been nominated for election at the Annual Meeting to serve for terms expiring at the Company’s 2014 annual meeting of shareholders; (ii) two directors who were most recently elected at the Company’s 2011 annual meeting of shareholders to serve for terms expiring at the Company’s 2014 annual meeting of shareholders; and (iii) two directors who were most recently elected at the Company’s 2012 annual meeting of shareholders to serve for terms expiring at the Company’s 2015 annual meeting of shareholders.

At the Annual Meeting, the shareholders will be asked to vote upon the election of five directors – Norman H. Becker, Steven M. Coldren, Willis N. Holcombe, Jarett S. Levan and Anthony P. Segreto – to serve for terms expiring at the Company’s 2014 annual meeting of shareholders.  The five director nominees were recommended for nomination by the Nominating/Corporate Governance Committee and have consented to serve for the term indicated. If any of them should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Except as otherwise indicated, the nominees and directors listed below have had no change in principal occupation or employment during the past five years.

The Directors Standing For Election Are:

TERMS ENDING AT THE COMPANY’S 2014 ANNUAL MEETING OF SHAREHOLDERS:

NORMAN H. BECKER                                                                                                                                    Director since May 2013

Norman H. Becker, age 75, was appointed to the Board of Directors on May 7, 2013.  Mr. Becker is currently, and has been for more than ten years, self-employed as a Certified Public Accountant. Mr. Becker was the Chief Financial Officer and Treasurer of Proguard Acquisition Corp. as well as a member of its Board of Directors until his resignation from such positions during June 2012. Mr. Becker was previously a partner with Touche Ross & Co., the predecessor of Deloitte & Touche LLP, for more than ten years. He has served as a director of Bluegreen since 2003. He also served as a director of Benihana until August 2012 when Benihana was acquired by Safflower. The Board believes that Mr. Becker provides valuable insight to the Board based on his business, financial and accounting expertise and that his accounting and financial knowledge make him a valuable asset to the Audit Committee.

STEVEN M. COLDREN                                                                                                                                    Director since 1994

            Mr. Coldren, age 65, is the President/Founder of Business Information Systems, Inc., a distributor of commercial recording systems since 1982. Until 2004, Mr. Coldren was also Chairman of Medical Information Systems, Corp., a distributor of hospital computer systems.  Mr. Coldren was appointed to BankAtlantic’s Board of Directors during 1986 and became a director of the Company in 1994 when BankAtlantic reorganized into a holding company structure. The Board believes that Mr. Coldren’s business and financial experience as the President/Founder of Business Information Systems and Chairman of Medical Information Systems, combined with his knowledge of the Company’s business as a consequence of his long history of service as a director, are valuable to the Board.

WILLIS N. HOLCOMBE                                                                                                                       Director since 2003

Dr. Holcombe, age 68, has served as interim President of Florida State Collage at Jacksonville since January 2013.  Dr Holcombe served as the Chancellor of the Florida College System from October 2007 until his retirement from that position in November 2011.  He previously served as the President of Broward Community College from January 1987 until January 2004, as well as interim President from November 2006 to July 2007.  Dr. Holcombe also served as a director on the Florida Prepaid College Board from January 2008 through November 2011.  The Board believes that Dr. Holcombe’s academic background and management acumen, including his previous service as Chancellor of the Florida College System, give him a unique perspective to provide meaningful insight to the Board.  The Board also believes that it benefits from Dr. Holcombe’s knowledge of, and relationships within, the South Florida community.

JARETT S. LEVAN                                                                                                                                   Director since 1999

            Mr. Jarett Levan, age 39,  has served as President of the Company since January 2007.  He served as Chief Executive Officer and President of BankAtlantic from January 2007 until the completion of the sale of BankAtlantic to BB&T during July 2012. Mr. Jarett Levan has also served as a director of BFC since September 2009 and Executive Vice President of BFC since April 2011. As previously described, BFC owns shares of the Company’s Class A Common Stock and Class B Common Stock representing a majority of the voting power of such stock. Mr. Jarett Levan currently serves as Chairman of Business for the Arts of Broward and as a director of the Broward Center for the Performing Arts, the Fort Lauderdale Museum of Art, the Museum of Discovery and Science (Fort Lauderdale), the Broward Alliance, the Broward Workshop and the Broward County Cultural Council.  The Board believes that Mr. Jarett Levan is a strong and dedicated operating executive and that his extensive experience as an employee, officer and director of the Company and his knowledge of the Company’s business, affairs and prospects are valuable to the Board. The Board also believes that it benefits from Mr. Jarett Levan’s community involvement and relationships within the South Florida market. He is the son of Mr. Alan Levan.

ANTHONY P. SEGRETO                                                                                                                       Director since 2012

Anthony P. Segreto, age 63, has served as a director of the Company since 2012 after serving as an advisory director since October 2009.  Mr. Segreto formerly served as a news anchor on NBC’s South Florida affiliate for 40 years and is an active member of the South Florida community.  He serves on the Boards of Directors of the Dan Marino Foundation, the Boys and Girls Club of Broward, 211 Broward and Forever Family, and he is the spokesperson for the Make-A-Wish Foundation and St. Jude’s Children’s Research Hospital. Mr. Segreto also serves on the Advisory Board of the Nova Southeastern University H. Wayne Huizenga School of Business and Entrepreneurship, and he is a member of the Orange Bowl Committee and the Board of Directors of the Miami Sports Commission, among other civic services.  Mr. Segreto also served as a consultant to BankAtlantic from October 2009 until the completion of the sale of BankAtlantic to BB&T during July 2012. The Board believes that it benefits from Mr. Segreto’s recognition, relationships and community involvement within the South Florida market.

The Board of Directors Unanimously Recommends that Shareholders

Vote “For All” of the Director Nominees.

The Directors Continuing In Office Are:

TERMS ENDING AT THE COMPANY’S 2014 ANNUAL MEETING OF SHAREHOLDERS:

ALAN B. LEVAN                                                                                                                                   Director since 1994

            Mr. Alan Levan, age 68, has served as Chairman and Chief Executive Officer of the Company since 1994. He served as Chairman of BankAtlantic from 1987 until the completion of the Company’s sale of BankAtlantic to BB&T during July 2012.  Mr. Alan Levan was appointed to BankAtlantic’s Board of Directors during 1984 and became a director of the Company in 1994 when BankAtlantic reorganized into a holding company structure. Since 1978, Mr. Alan Levan has served as Chairman, President and Chief

Executive Officer of BFC or its predecessors.  Since 2002, Mr. Alan Levan has also served as Chairman of Bluegreen. Mr. Alan Levan also served as a director of Benihana from 2009 until August 2012 when Benihana was acquired by Safflower. In addition, Mr. Alan Levan served as Chairman and Chief Executive Officer of Woodbridge Holdings Corporation from 1985 until September 2009 when it merged with and into Woodbridge, which at that time was a wholly owned subsidiary of BFC.  Mr. Alan Levan continues to serve as the Chief Executive Officer of Woodbridge.  The Board believes that Mr. Alan Levan is a strong operating executive and that his leadership and management skills contribute greatly to the Board and the Company.  The Board also believes that Mr. Alan Levan’s insight on strategic planning and development is valuable to the Board and that his long history of service as a director and executive officer has provided him with a thorough understanding of the Company’s business, affairs and prospects, which provides important perspective to the Board.  He is the father of Mr. Jarett Levan.

BRUNO L. DI GIULIAN                                                                                                                                                       Director since 1994

            Mr. Di Giulian, age 79, joined the law firm of Conrad & Scherer, LLP as a partner in 2009.  He also operates his own law firm, Bruno L. Di Giulian. P.A. Attorney at Law.  He has also served as a mediator since 1996, when he was certified by the Supreme Court of Florida as a Circuit Civil Mediator.  Mr. Di Giulian was appointed to BankAtlantic’s Board of Directors during 1985 and became a director of the Company in 1994 when BankAtlantic reorganized into a holding company structure.  The Board believes that Mr. Di Giulian’s wide range of legal and business experience gained during his career as a practicing attorney contributes greatly to the strategic composition of the Board.  The Board also believes that it benefits from Mr. Di Giulian’s vast knowledge of the Company’s business and affairs resulting from his long history of service as a director.

TERMS ENDING AT THE COMPANY’S 2015 ANNUAL MEETING OF SHAREHOLDERS:

JOHN E. ABDO                                                                                                                                                Director since 1994

            Mr. Abdo, age 69,  has served as Vice Chairman of the Company since 1994.  He served as Vice Chairman of BankAtlantic from 1987 until the completion of the sale of BankAtlantic to BB&T during July 2012.  Mr. Abdo was appointed to BankAtlantic’s Board of Directors during 1984 and became a director of the Company in 1994 when BankAtlantic reorganized into a holding company structure.  Since 1988, Mr. Abdo has served as a director of BFC and, since 1993, he has served as BFC’s Vice Chairman.   He is also the Vice Chairman of Bluegreen. In addition, Mr. Abdo served on the Board of Directors of Benihana from 1990, including service as Vice Chairman, until August 2012 when Benihana was acquired by Safflower.  Mr. Abdo is also President of Abdo Companies, Inc., a member of the Board of Directors of the Performing Arts Center Authority (PACA) and former President and current director and Chairman of the Finance Committee of the Broward Performing Arts Foundation. Mr. Abdo served as Vice Chairman of Woodbridge Holdings Corporation from 2001 until September 2009 when it was merged with and into Woodbridge.  The Board believes that it benefits from Mr. Abdo’s contributions to the Board, many of which are the result of his knowledge of the business and affairs of the Company, owing to his long history of service on behalf of the Company, and his extensive knowledge of the Florida business community. The Board also believes Mr. Abdo’s real estate background provides additional perspective to the Board.

CHARLIE C. WINNINGHAM, II                                                                                                           Director since 1994

            Mr. Winningham, age 80, is a private investor.  He was appointed to BankAtlantic’s Board of Directors during 1976 and became a director of the Company in 1994 when BankAtlantic reorganized into a holding company structure.  Mr. Winningham was the President of C.C. Winningham Corporation, a land surveying firm, from 1963 until his retirement in 2003.  The Board believes that it benefits from Mr. Winningham’s experience in the real estate market resulting from his service as President of C.C. Winningham Corporation for 40 years.  As a long-serving director of the Company, Mr. Winningham has a strong appreciation for, and vast knowledge of, the business and affairs of the Company, which the Board believes allows him to provide critical insight.

Executive Officers

As of the date of this Proxy Statement, the following individuals serve as executive officers of the Company.

Name	Age	Position
Alan B. Levan	68	Chairman and Chief Executive Officer
John E. Abdo	69	Vice Chairman
Jarett S. Levan	39	President and Director
John K. Grelle	69	Executive Vice President and Chief Financial Officer
Seth M. Wise	43	Executive Vice President

The following additional information is provided for the executive officers listed above who are not directors of the Company.

John K. Grelle has served as Executive Vice President and Chief Financial Officer of the Company since August 2012. He has also served as Executive Vice President and Chief Financial Officer of BFC since May 2008 (after joining BFC as acting Chief Financial Officer during January 2008), Chief Risk Officer of BFC since September 2011 and Chief Accounting Officer of BFC since November 2012. In addition, Mr. Grelle served as Executive Vice President and Chief Financial Officer of Woodbridge Holdings Corporation from May 2008 until September 2009 when it was merged with a wholly owned subsidiary of BFC. Mr. Grelle served as a Partner of Tatum, LLC, an executive services firm, from October 2007 until January 2008 when he joined BFC.

Seth M. Wise was appointed to serve as Executive Vice President of the Company during August 2012. Mr. Wise has also served as a director and Executive Vice President of BFC since September 2009. Since July 2005, Mr. Wise has served as President of Woodbridge Holdings, LLC and its predecessor, Woodbridge Holdings Corporation, after serving as Executive Vice President of Woodbridge Holdings Corporation since September 2003. At the request of Woodbridge Holdings Corporation, Mr. Wise served as President of Levitt and Sons, LLC, the former wholly owned homebuilding subsidiary of Woodbridge Holdings Corporation, prior to its filing for bankruptcy on November 9, 2007. He also previously was Vice President of Abdo Companies, Inc.

Certain Relationships and Related Transactions

Alan B. Levan, Chairman and Chief Executive Officer of the Company, and John E. Abdo, Vice Chairman of the Company, serve as executive officers and directors of BFC and may be deemed to control BFC through their collective ownership of shares of BFC’s Class A Common Stock and Class B Common Stock representing approximately 71% of BFC’s total voting power. BFC currently owns approximately 52% of the outstanding shares of the Company’s Class A Common Stock and all of the outstanding shares of the Company’s Class B Common Stock, representing in the aggregate approximately 75% of the Company’s total voting power. In consideration for their services on behalf of BFC, Mr. Alan Levan and Mr. Abdo received compensation from BFC valued at a total of approximately $4,893,106 and $4,947,637, respectively, for 2012 and $1,471,000 and $1,515,000, respectively, for 2011.

Jarett S. Levan, a director and President of the Company (and son of Mr. Alan Levan), and Seth M. Wise, Executive Vice President of the Company, serve as executive officers and directors of BFC.  In addition, John K. Grelle, Executive Vice President and Chief Financial Officer of the Company, serves as an executive officer of BFC. In consideration for their services on behalf of BFC, Mr. Jarett Levan, Mr. Wise and Mr. Grelle received compensation from BFC valued at a total of $1,277,810, $1,917,854 and $724,698, respectively, for 2012 and $115,500, $640,191 and $436,120, respectively, for 2011.

Prior to April 2, 2013, Woodbridge was a wholly owned subsidiary of BFC and, through Woodbridge, BFC owned approximately 54% of Bluegreen’s then-outstanding common stock. On April 2, 2013, Woodbridge acquired all of the shares of Bluegreen’s common stock not previously owned by Woodbridge in a cash merger transaction. In connection with the financing of the transaction, the Company entered into a

Purchase Agreement with Woodbridge and BFC on April 2, 2013 (the “Purchase Agreement”).  Pursuant to the terms of the Purchase Agreement, the Company invested $71.75 million in Woodbridge on April 2, 2013 in exchange for a 46% equity interest in Woodbridge. BFC continues to hold the remaining 54% of Woodbridge’s outstanding equity interests. The Company’s investment in Woodbridge consisted of $60 million in cash and a promissory note in Woodbridge’s favor in the principal amount of $11.75 million (the “Note”). The Note has a term of five years, accrues interest at a rate of 5% per annum and provides for payments of interest only on a quarterly basis during the term of the Note, with all outstanding amounts being due and payable at the end of the five-year term. In connection with the Company’s investment in Woodbridge, the Company and BFC entered into an Amended and Restated Operating Agreement of Woodbridge, which sets forth the Company’s and BFC’s respective rights as members of Woodbridge and provides for, among other things, unanimity on certain specified “major decisions” and distributions to be made on a pro rata basis in accordance with the Company’s and BFC’s percentage equity interests in Woodbridge.

            On May 7, 2013, the Company entered into a definitive merger agreement (the “Merger Agreement”) with BFC and BBX Merger Sub, LLC, a newly formed wholly owned subsidiary of BFC (“Merger Sub”). The Merger Agreement provides for the Company to merge with and into Merger Sub, with Merger Sub continuing as the surviving company of the merger and a wholly owned subsidiary of BFC. Under the terms of the Merger Agreement, the Company’s shareholders (other than BFC and shareholders who exercise and perfect their appraisal rights in accordance with Florida law) will be entitled to receive 5.39 shares of BFC’s Class A Common Stock in exchange for each share of the Company’s Class A Common Stock that they hold at the effective time of the merger (as such exchange ratio may be adjusted in accordance with the terms of the Merger Agreement, the “Exchange Ratio”).  Each option to acquire shares of the Company’s Class A Common Stock that is outstanding at the effective time of the merger, whether or not then exercisable, will be converted into an option to acquire shares of BFC’s Class A Common Stock and be subject to the same terms and conditions as in effect at the effective time of the merger, except that the number of shares which may be acquired upon exercise of the option will be multiplied by the Exchange Ratio and the exercise price of the option will be divided by the Exchange Ratio. In addition, each share of the Company’s Class A Common Stock subject to a restricted stock award outstanding at the effective time of the merger will be converted into a restricted share of BFC’s Class A Common Stock and be subject to the same terms and conditions as in effect at the effective time of the merger, except that the number of shares subject to the award will be multiplied by the Exchange Ratio.  Consummation of the merger is subject to certain closing conditions, including, without limitation, the approval of the Company’s and BFC’s respective shareholders, BFC’s Class A Common Stock being approved for listing on a national securities exchange (or interdealer quotation system of a registered national securities association) at the effective time of the merger, holders of not more than 10% of the Company’s Common Stock exercising appraisal rights, and the absence of any “Material Adverse Effect” (as defined in the Merger Agreement) with respect to either the Company or BFC. BFC has agreed in the Merger Agreement to vote all of the shares of the Company’s Common Stock that it owns in favor of the Merger Agreement, which would constitute the requisite approval of the Merger Agreement by the Company’s shareholders under Florida law. The companies currently expect to consummate the merger promptly after all conditions to closing are satisfied.  If the merger is consummated, the Company’s Class A Common Stock will no longer be listed on the NYSE and the Company’s public reporting obligations under the Exchange Act with respect to its Class A Common Stock will be suspended. There is no assurance that the merger will be consummated on the currently contemplated terms or at all. The Company’s shareholders will not be asked to vote on the Merger Agreement at the Annual Meeting, but instead the Company will hold a special meeting of its shareholders in the future to consider and vote on the Merger Agreement.

The Company and BFC had a shared services arrangement pursuant to which BFC provided the Company with various executive and administrative services. The Company compensated BFC for these services based on its cost, which was approximately $0.6 million during 2012 and $1.3 million during 2011.

As part of the shared services arrangement, BFC paid BankAtlantic for the cost of office facilities utilized by BFC.  BankAtlantic received $111,000 and $253,000 during 2012 and 2011, respectively, under this arrangement.  BankAtlantic also provided information technology support to BFC pursuant to a separate agreement.  During 2012 and 2011, BankAtlantic received $74,000 and $99,000, respectively, from BFC for information technology support.

In June 2010, BankAtlantic and another wholly owned subsidiary of the Company entered into a real estate advisory service agreement with BFC for assistance relating to the work-out of loans and the sale of real estate owned.  Under the terms of the agreement, BFC received a monthly fee of $25,000 and, if BFC’s efforts resulted in net recoveries of any nonperforming loan or the sale of real estate owned, BFC was entitled to receive a fee equal to 1% of the net value recovered.  During 2012 and 2011, BFC was paid an aggregate of $300,000 and $700,000, respectively, of real estate advisory service fees under this agreement.

The agreements with BFC described in the preceding three paragraphs were either terminated effective upon the closing of the sale of BankAtlantic to BB&T during July 2012 or were assumed by BB&T for a limited period of time after consummation of the transaction and, following the transaction, are no longer considered related party transactions.

In December 2012, the Company entered into an arrangement with BFC pursuant to which the Company provides office facilities to BFC at the Company’s and BFC’s principal executive offices.  Under the terms of the agreement, BFC reimburses the Company at its cost for certain costs and expenses related to the office facilities provided.  During December 2012, the Company recognized $38,000 of non-interest income under this agreement.  BFC also provides risk management and administrative services to the Company under this agreement.

In prior periods, the Company issued options to purchase shares of its Class A Common Stock to employees of BFC. Additionally, certain employees of the Company have transferred to affiliate companies, and the Company has elected, in accordance with the terms of its stock option plans, not to cancel the stock options held by those former employees. The Company from time to time also issues options and restricted stock awards to employees of BFC that perform services for the Company. Expenses relating to all options and restricted stock awards granted by the Company to employees of BFC were approximately $19,000 and $51,000 for the years ended December 31, 2012 and 2011, respectively.  BFC reimbursed the Company for the full amount of these expenses.

There were no options exercised by former employees of the Company during the years ended December 31, 2012 or 2011. During 2012, the Company’s Compensation Committee approved the acceleration of vesting of 7,500 restricted stock awards of the Company’s Class A Common Stock previously issued to non-executive employees of BFC such that they fully vested upon closing of the sale of BankAtlantic to BB&T during July 2012.  Additionally, options to acquire 4,944 shares of the Company’s Class A Common Stock issued to employees of BFC were forfeited upon the closing of the BankAtlantic sale.

At December 31, 2011, BFC had cash and cash equivalents accounts at BankAtlantic with a balance of approximately $0.2 million. These accounts were on the same general terms as deposits made by unaffiliated third parties. The Company recognized nominal interest expense with respect to these accounts during the year ended December 31, 2011.

The Company and BFC utilized certain services of the law firm of Ruden McClosky. As previously described, Bruno Di Giulian, a director of the Company, was of counsel to Ruden McClosky until his retirement from the law firm in 2006.  From the date of his retirement through October 2011, Mr. Di Giulian was paid approximately $12,000 per year in residual compensation from Ruden McClosky.  During the year ended December 31, 2011, the Company and BFC paid fees to Ruden McClosky totaling $250,000 and $19,000, respectively.  Bruno Di Giulian is currently a partner in the law firm of Conrad & Scherer, LLP.  During the year ended December 31, 2012, the Company paid fees to Conrad & Scherer, LLP totaling $286,000 for certain legal services provided by such law firm.

Compensation of Named Executive Officers

Summary Compensation Table

The following table sets forth certain summary information concerning compensation paid or accrued by the Company or BankAtlantic during the years ended December 31, 2012 and 2011 to or on behalf of the Company’s Chief Executive Officer and each of the next two highest paid executive officers during the year ended December 31, 2012 (collectively, the “Named Executive Officers”). Prior to the completion of the sale of BankAtlantic to BB&T during July 2012, all officers of the Company were also officers of BankAtlantic. Officers of the Company who also serve as officers or directors of other affiliates also receive compensation from such affiliates for services rendered on behalf of the affiliates.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
Name and						Incentive	Deferred	All
Principal				Stock	Option	Plan	Compensation	Other
Position	Year	Salary	Bonus (1)	Awards(2)	Awards	Compensation	Earnings (3)	Compensation	Total
Alan B. Levan, Chief Executive Officer	2012	$ 598,741	2,600,000	2,468,053	-	-	-	2,710	5,669,504
	2011	503,519	-	-	-	-	(19,630)	11,675	495,564

John E. Abdo, Vice Chairman	2012	598,741	2,600,000	2,468,053	-	-	-	-	5,666,794
	2011	503,519	-	-	-	-	(8,344)	40	495,215
						-
Jarett S. Levan, President	2012	331,699	950,000	1,234,033	-	-	-	18,027	2,533,759
	2011	450,586	-	-	-	-	42	30,265	480,893

__________

(1)

Represents discretionary cash bonuses paid to or accrued by the Company on behalf of the Named Executive Officers during the year ended December 31, 2012 based on a subjective evaluation of their overall performance in areas outside those that can be objectively measured from financial results.  See “Employment Agreements” below for additional information regarding these bonuses.

(2)

Represents the aggregate grant date fair value of the restricted stock awards granted to the Named Executive Officers pursuant to their respective employment agreements, as described in further detail under “Employment Agreements” below.  Assumptions used in the calculation of the grant date fair value of these awards are included in Note 22 to the Company’s audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on April 1, 2013.

(3)

Represents the increase (decrease) in the actuarial present value of accumulated benefits under the Retirement Plan for Employees of BankAtlantic (the “Retirement Plan”).  BB&T assumed the  Retirement Plan upon its acquisition of BankAtlantic during July 2012.

Employment Agreements

Effective September 30, 2012, the Company entered into employment agreements with its executive officers, including each of the Named Executive Officers. Under the terms of their respective employment agreements, each of the Named Executive Officers will receive an annual base salary and be entitled to receive bonus payments under bonus plans established from time to time by the Compensation Committee or otherwise at the discretion of the Compensation Committee. The following table sets forth information regarding the base salary and bonuses paid or payable to the Named Executive Officers under their respective employment agreements.

Named Executive Officer	Base Salary(1)	Employment Agreement Bonus(2)	Annual Bonus Opportunity(3)	2012 Annual Bonus(4)
Alan B. Levan	$750,000	$1,100,000	200%	$1,500,000
John E. Abdo	$750,000	$1,100,000	200%	$1,500,000
Jarett S. Levan	$375,000	$650,000	80%	$300,000

(1)

Represents the Named Executive Officer’s base salary for the year ended December 31, 2012. The Compensation Committee will review and have the discretion to increase each Named Executive Officer’s base salary on an annual basis. The base salaries may not be decreased without the applicable Named Executive Officer’s written consent.

(2)

Represents a discretionary cash bonus paid to the Named Executive Officer upon execution of his employment agreement based on a subjective evaluation of his overall performance in areas outside those that can be objectively measured from financial results.

(3)

Represents the Named Executive Officer’s bonus opportunity, stated as a percentage of his then-current base salary, for each calendar year during the term of his employment agreement commencing with the year ended December 31, 2012 (hereinafter referred to as the “Annual Bonus”).

(4)

Represents the Named Executive Officer’s Annual Bonus for the year ended December 31, 2012, which represented the full annual bonus opportunity and was based on a subjective evaluation of the Named Executive Officer’s overall performance in areas outside those that can be objectively measured from financial results.

In addition, pursuant to the terms of their respective employment agreements, the Company granted 376,802 restricted shares of the Company’s Class A Common Stock to each of Mr. Alan Levan and Mr. Abdo, and 188,401 restricted shares of the Company’s Class A Common Stock to Mr. Jarett S. Levan, in each case under the Company’s 2005 Restricted Stock and Option Plan.  These restricted stock awards are scheduled to vest in four equal annual installments beginning on September 30, 2013, subject to the applicable Named Executive Officer’s continued employment with the Company and certain other terms and conditions of the awards.

The employment agreements also provide that the Compensation Committee will work with an independent compensation consultant and the Company’s executive management team to develop a “carried interest” compensation plan in which the Named Executive Officers will be entitled to participate.

Each employment agreement has an initial term of three years and provides for annual renewal terms unless either the applicable Named Executive Officer or the Company elects for the agreement to expire at the end of the then-current term or the agreement is earlier terminated pursuant to the terms of the employment agreement. Each employment agreement may be terminated by the Company for “Cause” or “Without Cause” or by the Named Executive Officer for “Good Reason” (as such terms are defined in the employment agreement).  If an employment agreement is terminated by the Company for “Cause,” the applicable Named Executive Officer will be entitled to receive his base salary through the date of termination.  If an employment agreement is terminated by the Company “Without Cause” or by the Named Executive Officer for “Good Reason,” the applicable Named Executive Officer will be entitled to receive (i) his base salary through the date of termination, (ii) the prorated portion of the Named Executive Officer’s Annual Bonus (based on the average Annual Bonus paid to him during the prior two fiscal years) through the date of termination and (iii) a severance payment as follows.  Each of Mr. Alan Levan and Mr. Abdo will be entitled to receive a severance payment in an amount equal to 2 times the sum of his annual base salary and Annual Bonus opportunity at the date of termination (or 2.99 times the sum of his annual base salary and Annual Bonus opportunity at the date of termination if such termination occurs within two years after a “Change in Control” (as defined in the employment agreement)). Mr. Jarett Levan will be entitled to receive a severance payment in an amount equal to 1.5 times the sum of his annual base salary and Annual Bonus opportunity at the date of termination (or 2 times the sum of his annual base salary and Annual Bonus opportunity at the date of termination if such termination occurs within two years after a “Change in Control”).  In addition, if a Named Executive Officer’s employment agreement is terminated by the Company “Without Cause” or by the

Named Executive Officer for “Good Reason,” all incentive stock options and restricted stock awards previously granted to the  Named Executive Officer by the Company but not yet vested will immediately accelerate and fully vest as of the termination date, and the Company will be required to provide the Named Executive Officer with continued benefits, including, without limitation, health and life insurance, for the following periods: (i) two years following the year in which the termination occurs (or three years following the year in which the termination occurs, if such termination occurred within two years after a Change in Control), in the case of each of Mr. Alan Levan and Mr. Abdo, and (ii) eighteen months following the year in which the termination occurs (or two years following the year in which the termination occurs, if such termination occurred within two years after a Change in Control), in the case of Mr. Jarett Levan.  Each employment agreement will also be terminated upon the Named Executive Officer’s death, in which case the applicable Named Executive Officer’s estate will be entitled to receive his base salary through the date of his death and the prorated portion of the Named Executive Officer’s Annual Bonus (based on the average Annual Bonus paid to him during the prior two fiscal years) through the date of his death.    The Company’s currently proposed merger with BFC will not constitute a Change in Control under the employment agreements.

Each Named Executive Officer also agreed in his respective employment agreement to enter into a non-disclosure, non-competition, confidentiality and non-solicitation of customers agreement with the Company on terms acceptable to both the Named Executive Officer and the Company. Entry into such agreement is a condition to the Company’s obligation to make and provide the post-termination payments and benefits described in the preceding paragraph.

The compensation paid to the Named Executive Officers for the year ended December 31, 2012 pursuant to their respective employment agreements does not constitute “performance-based compensation” exempt from the $1,000,000 deduction limit of Section 162(m) of the Code.

Payments Related to the Sale of BankAtlantic

            In connection with the sale of BankAtlantic to BB&T during July 2012, each of the Named Executive Officers received $1,500,000 from BB&T in exchange for his entry into a three-year non-competition and employee non-solicitation agreement in favor of BB&T with terms consistent with the restrictive covenants applicable to the Company under the stock purchase agreement between the Company and BB&T.  In addition, Mr. Alan Levan, Mr. Abdo and Mr. Jarett Levan may receive an additional payment totaling $2,145,179, $2,123,194 and $1,413,764, respectively, in connection with the Company’s sale of BankAtlantic. Each of these amounts represents 2.99 times the average annual salary and bonus paid by the Company and BankAtlantic to the Named Executive Officer for the years ended December 31, 2008, 2009 and 2010, and will be paid by the Company and reimbursed by BB&T only upon the receipt of all required regulatory approvals.

Outstanding Equity Awards at Fiscal Year-End — 2012

The following table sets forth certain information regarding equity-based awards of the Company held by the Named Executive Officers as of December 31, 2012.

	Option Awards(1)					Stock Awards(1)
Name									Equity
Incentive
			Equity					Equity Incentive	Plan Awards:
			Incentive					Plan Awards:	Market or
			Plan Awards:				Market	Number of	Payout Value
	Number of	Number of	Number of			Number of	Value of	Unearned	of Unearned
	Securities	Securities	Securities			Shares or	Shares or	Shares, Units	Shares, Units
	Underlying	Underlying	Underlying			Units of	Units of	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option	Option	Stock That	Stock That	Rights That	Rights That
	Options	Options	Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
	Exercisable	Unexercisable	Options	Price	Date	Vested	Vested	Vested	Vested
Alan B. Levan
	3,135(2)			$ 185.26	3/31/2013
	2,400(3)			$ 455.00	7/5/2014
	2,400(4)			$ 475.50	7/11/2015
						25,000(5)	$ 167,500	N/A	N/A
						376,802(6)	$ 2,524,573	N/A	N/A

John E. Abdo
	2,900(2)			$ 185.26	3/31/2013
	1,600(3)			$ 455.00	7/5/2014
	1.600(4)			$ 475.50	7/11/2015
						25,000(5)	$ 167,500	N/A	N/A
						376,802(6)	$ 2,524,573	N/A	N/A

Jarett S. Levan
	784(2)			$ 185.26	3/31/2013
	601(3)			$ 455.00	7/5/2014
	600(4)			$ 475.50	7/11/2015
						15,000(5)	$ 100,500	N/A	N/A
						188,401(6)	$ 1,262,287	N/A	N/A

(1)  All options and stock awards relate to shares of the Company’s Class A Common Stock.

(2)  Vested on March 31, 2008.

(3)  Vested on July 6, 2009.

(4)  Vested on July 12, 2010.

(5)  Vesting pro-rata over four years, with the first two installments having vested on February 23, 2011 and 2012.  Includes 12,500 shares for each of Mr. Alan Levan and Mr. Abdo, and 7,500 shares for Mr. Jarett Levan, which vested with the third installment on February 23, 2013.

(6)  Vesting pro-rata over four years beginning on September 30, 2013.

Potential Payments upon Termination or Change in Control

See “Employment Agreements” above for information regarding payments to which the Named Executive Officers may be entitled in connection with their resignation, retirement or other termination, including following a change in control of the Company.

PROPOSAL NO. 2 - NON-BINDING ADVISORY VOTE ON

NAMED EXECUTIVE OFFICER COMPENSATION (SAY ON PAY)

Pursuant to Section 14A of the Exchange Act and the rules and regulations promulgated thereunder, the Company’s shareholders will be asked at the Annual Meeting to vote, on a non-binding advisory basis, on the compensation of the Company’s Named Executive Officers (sometimes hereinafter referred to as the “Say on Pay Proposal”).

The vote on the Say on Pay Proposal gives the Company’s shareholders the opportunity to express their views on the compensation paid to the Named Executive Officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers as disclosed in this Proxy Statement. You are urged to read the “Compensation of Named Executive Officers” section of this Proxy Statement for details regarding the compensation paid to the Named Executive Officers during 2012 and other information with respect to their compensation for services on behalf of the Company.

The Board believes that the Company’s compensation program for its executive officers, including the Named Executive Officers, is appropriately based upon the Company’s performance, the performance and level of responsibility of the executive officer and the market generally with respect to executive officer compensation.  The Board also believes that the Company’s executive compensation program effectively aligns the interests of the Company’s executive officers with those of the Company’s shareholders by compensating the executive officers in a manner designed to advance both the short-and long-term interests of the Company and its shareholders. As a result, the Board recommends that the Company’s shareholders indicate their support for the compensation of the Named Executive Officers by approving the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”

Shareholders may vote “FOR,” “AGAINST” or abstain from voting on the Say on Pay Proposal. The vote on the Say on Pay Proposal will be approved by the shareholders if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal.  Abstentions and failures to vote will not have any impact on the proposal.

The vote on the Say on Pay Proposal is advisory only and will not be binding upon the Company, the Board or the Compensation Committee. However, the Board and Compensation Committee appreciate the opinions that the Company’s shareholders express in their votes and will consider the outcome of the vote in connection with future executive compensation arrangements.

The Board of Directors Unanimously Recommends that Shareholders

Vote “For” the Say on Pay Proposal.

PROPOSAL NO. 3 - NON-BINDING ADVISORY VOTE ON

THE FREQUENCY OF THE SAY ON PAY VOTE (SAY ON FREQUENCY)

Pursuant to Section 14A of the Exchange Act and the rules and regulations promulgated thereunder, the Company’s shareholders will also be asked at the Annual Meeting to vote, on a non-binding advisory basis, on whether the shareholders’ advisory vote on the Say on Pay Proposal should be held every year, every other year or every three years (sometimes hereinafter referred to as the “Say on Frequency Proposal”).

After careful consideration of the frequency alternatives, the Board believes that the Say on Pay Proposal should be presented to a vote of the Company’s shareholders every three years. As discussed above, the Board believes that the Company’s executive compensation program is designed to provide compensation that is commensurate and aligned with the performance of the Company and the executives, and advances both the short- and long-term interests of the Company and its shareholders. In addition, the Board believes a three-year period will allow the Company’s shareholders to better judge the Company’s executive compensation program in relation to performance over time. The Board further believes that giving the Company’s shareholders the right to cast an advisory vote on the Say on Pay Proposal every three years will provide the Board with sufficient time to thoughtfully consider shareholder input, including voting results, and to effectively implement any changes to the Company’s executive compensation program it deems appropriate.

Shareholders will not be voting to specifically approve or disapprove the Board’s recommendation that the Say on Pay Proposal be presented for an advisory vote of the Company’s shareholders every three years.  Rather, shareholders may choose among four options with respect to the Say on Frequency Proposal.  They may vote for the Say on Pay Proposal to be presented for an advisory vote of the Company’s shareholders “EVERY YEAR,” “EVERY OTHER YEAR” OR “EVERY THREE YEARS,” or they may abstain from voting on the Say on Frequency Proposal.  The frequency that receives the highest number of votes cast by shareholders will be the frequency that has been selected by the shareholders. Abstentions and failures to vote will not have any impact on the proposal.

The vote on the Say on Frequency Proposal is advisory only and will not be binding upon the Company or the Board, and the Board may decide that it is in the best interests of the Company and its shareholders to hold future advisory votes on the Say on Pay Proposal more or less frequently than the option selected by the shareholders. However, the Board appreciates the opinions that the Company’s shareholders express in their votes and will consider the outcome of the vote when establishing the frequency of future advisory votes on the Say on Pay Proposal.

The Board of Directors Unanimously Recommends that Shareholders Vote for the

Non-Binding Advisory Vote on the Say on Pay Proposal to be Held “Every Three Years.”

Compensation of Directors

The Compensation Committee recommends director compensation to the Board based on factors it considers appropriate and based on the recommendations of management.  Each non-employee director currently receives $70,000 annually for his service on the Board of Directors, payable in cash.  Members of the Audit Committee currently receive an additional $4,000 per quarter for their service on that committee. The Chairman of the Audit Committee currently receives an additional fee of $1,000 per quarter for service as Chairman. The Chairman of the Compensation Committee and the Nominating/Corporate Governance Committee currently receives annual cash fees of $3,500 for his service on each such committee.  Other than the Chairman, members of the Compensation Committee and the Nominating/Corporate Governance Committee do not currently receive additional compensation for their service on those committees.  Directors who are also officers of the Company or its subsidiaries did not receive additional compensation for their service as directors during 2012.

Directors Di Giulian and Segreto served as trustees of the BankAtlantic Pension Plan for which each of them was compensated directly by such pension plan in the amount of $3,750 from January 1, 2012 through the sale of BankAtlantic to BB&T during July 2012. In addition, Director Segreto served as a consultant to BankAtlantic from January 1, 2012 through the sale of BankAtlantic to BB&T during July 2012 and received a total of $23,333 in consideration for his services. Director Abdo also served as a trustee of the BankAtlantic Pension Plan; however, he did not receive any compensation for such service during 2012.

Director Compensation Table – 2012

The following table sets forth certain information regarding the compensation paid to each individual who served as a non-employee director of the Company during the year ended December 31, 2012 for his service on the Board and its committees.

					Change
					in Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
Name	Paid in Cash	Awards(1)	Awards(2)	Compensation	Earnings	Compensation (3)	Total
D. Keith Cobb(4)	$ 90,000	$ 0	$ 0	N/A	N/A	$ 0	$ 90,000
Steven M. Coldren	93,000	0	0	N/A	N/A	0	93,000
Bruno L. Di Giulian	70,000	0	0	N/A	N/A	3,750	73,750
Willis N. Holcombe	70,000	0	0	N/A	N/A	0	70,000
David A. Lieberman(5)	86,000	0	0	N/A	N/A	0	86,000
Charles C. Winningham, II	70,000	0	0	N/A	N/A	0	70,000
Anthony P. Segreto(6)	70,000	0	0	N/A	N/A	3,750	73,750

(1)	As of December 31, 2012, none of the Company’s non-employee directors held any restricted shares of Class A Common Stock.
(2)	The table below sets forth, as of December 31, 2012, the aggregate number of shares of Class A Common Stock underlying options held by each of the individuals listed in the table above:

Name	Stock Options
D. Keith Cobb	3,907
Steven M. Coldren	740
Bruno L. Di Giulian	3,768
Willis N. Holcombe	4,313
David A. Lieberman	3,913
Charles C. Winningham, II	3,507
Anthony P. Segreto	-

(3)

Represents the amount paid to each of Mr. Di Giulian and Mr. Segreto as fees for their service as a trustee of the BankAtlantic Pension Plan from January 1, 2012 through the sale of BankAtlantic to BB&T during July 2012.

(4)

During 2012, Mr. Cobb also received compensation valued at $73,500 for his service on BFC’s Board of Directors and its committees. Effective April 3, 2013, Mr. Cobb resigned from the Boards of Directors of the Company and BFC.  Following his resignation, Mr. Cobb entered into a consulting agreement with the Company and BFC, effective May 1, 2013, pursuant to which Mr. Cobb agreed to provide certain services to the Company and BFC for a period of 18 months and Mr. Cobb will receive a consulting fee from the Company and BFC in the aggregate amount of $5,000 per month.

(5)	Mr. Lieberman resigned from the Company’s Board of Directors on June 4, 2013.

(6)

Includes fees in consideration for Mr. Segreto’s service as an advisory director prior to his appointment to the Board as a voting member during September 2012.  In addition to the fees set forth in the table, Mr. Segreto also received fees totaling $23,333 for his service as a consultant to BankAtlantic from January 1, 2012 through the sale of BankAtlantic to BB&T during July 2012.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee’s charter (available at www.bbxcapital.com) sets forth the Audit Committee’s responsibilities, which include oversight of the Company’s financial reporting on behalf of the Company’s Board of Directors and shareholders.  In fulfilling its responsibilities, the Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2012 with the Company’s management and internal audit group as well as with the Company’s independent registered certified public accounting firm for 2012,  PricewaterhouseCoopers LLP (“PwC”).  The Audit Committee also discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee received from PwC the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with PwC its independence from the Company. When considering PwC’s independence, the Audit Committee considered whether PwC’s provision of services to the Company beyond those rendered in connection with its audit and review of the Company’s consolidated financial statements was compatible with maintaining PwC’s independence. The Audit Committee also reviewed, among other things, the amount of fees paid to PwC for audit and non-audit services.

Based on these reviews, meetings, discussions and reports, the Audit Committee, which then consisted of D. Keith Cobb, Steven M. Coldren and David A. Lieberman, recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2012 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Submitted by:

Steven M. Coldren (Audit Committee Member)

Fees to Independent Auditors for Fiscal 2012 AND 2011

PwC served as the independent registered certified public accounting firm for the Company for 2012 and 2011.  The table below presents fees for professional services rendered by PwC for the audit of the Company’s annual financial statements for 2012 and 2011, as well as fees billed for audit-related services, tax services and all other services rendered by PwC for those years. PwC also served as the independent registered certified public accounting firm for BFC for 2012 and 2011. The aggregate fees for professional services rendered by PwC to BFC for 2012 and 2011 were approximately $0.6 million and $1.3 million, respectively.

	For the Years Ended December 31,
(in thousands)	2012	2011
Audit fees (1)	$ 1,031	$ 1,657
Audit-related fees (2)	25	23
Tax services	-	-
All other fees (3)	27	2

__________

(1)   Includes primarily fees for services related to the annual financial statement audits, the annual audits of effectiveness of internal control over financial reporting and the review of quarterly financial statements included in the Company’s Quarterly Reports on Form 10-Q.

(2)	Includes fees related to information statements and other reports filed by the Company with the SEC in connection with the sale of BankAtlantic.

(3)  Represents, for each of 2012 and 2011, a one year licensing fee to access PwC’s accounting research software and, for 2012, expenses related to the action brought by the SEC against the Company and its Chairman, as described in the “Legal Proceedings” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on April 1, 2013.

All audit-related services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by PwC was compatible with the maintenance of PwC’s independence in the conduct of its auditing functions.

Under its charter, the Audit Committee must review and pre-approve both audit and permitted non-audit services provided by the independent auditor and shall not engage the independent auditor to perform any non-audit services prohibited by law or regulation.  Each year, the independent auditor’s retention to audit the Company’s financial statements, including the associated fee, is approved by the Audit Committee.  Under its current practices, the Audit Committee does not regularly evaluate potential engagements of the independent auditor and approve or reject such potential engagements.  At each Audit Committee meeting, the Audit Committee receives updates on the services actually provided by the independent auditor, and management may present additional services for pre-approval.  The Audit Committee has delegated to the Chairman of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between regular Audit Committee meetings.  If the Chairman so approves any such engagements, he will report that approval to the full Audit Committee at the next Audit Committee meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 24, 2013, certain information as to the Company’s Class A Common Stock and Class B Common Stock beneficially owned by (i) each of the Company’s directors as of May 24, 2013, (ii) each of the Named Executive Officers, (iii) all of the Company’s directors and executive officers as of May 24, 2013 as a group and (iv) all other persons known by management to own in excess of 5% of the outstanding shares of such stock as of May 24, 2013. Except as otherwise indicated, the information provided in the following table was obtained from filings with the SEC and with the Company pursuant to the Exchange Act.  For purposes of the following table, in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of Class A Common Stock or Class B Common Stock (i) over which he or she has or shares, directly or indirectly, voting or investment power, or (ii) of which he or she has the right to acquire beneficial ownership at any time within 60 days after May 24, 2013. As used herein, “voting power” is the power to vote, or direct the voting of, shares, and “investment power” includes the power to dispose, or direct the disposition of, such shares. Unless otherwise noted, each beneficial owner has sole voting and sole investment power over the shares beneficially owned.  The address of all parties listed below is 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301.

					Percent of	Percent of
	Class A Common Stock		Class B Common Stock		Class A Common	Class B Common
Name of Beneficial Owner	Ownership		Ownership		Stock (9)	Stock

BFC Financial Corporation(1)	8,133,353	(6)	195,045	(6)	52.10%	100%
Alan B. Levan(1)(4)	8,257,777	(2)(3)(6)	195,045	(2)(6)	52.88%	100%
John E. Abdo(1)	8,235,354	(2)(3)(6)	195,045	(2)(6)	52.75%	100%
Norman H. Becker	-		-		-	-
Steven M. Coldren	6,529	(3)	-		*	-
Bruno L. Di Giulian	5,577	(3)(7)	-		*	-
Willis N. Holcombe	4,449	(3)	-		*	-
Jarett S. Levan(4)	28,237	(3)	-		*	-
David A. Lieberman(8)	8,731	(3)	-		*	-
Charlie C. Winningham, II	10,508	(3)	-		*	-
Anthony P. Segreto	-		-		-	-
All directors and executive officers
of the Company as of May 24, 2013
as a group (12 persons)	8,424,172	(5)(6)	195,045	(6)	53.88%	100%

____

*            Less than one percent of the class.

(1)

BFC may be deemed to be controlled by Alan B. Levan and John E. Abdo, who collectively may be deemed to have an aggregate beneficial ownership of shares of BFC’s common stock representing approximately 71% of the total voting power of BFC. Mr. Alan Levan serves as Chairman and Chief Executive Officer of the Company and BFC. Mr. Abdo serves as Vice Chairman of the Company and BFC.

(2)

Includes, for each of Mr. Alan Levan and Mr. Abdo, the 8,133,353 shares of Class A Common Stock and 195,045 shares of Class B Common Stock owned by BFC. Mr. Alan Levan’s Class A Common Stock ownership also includes 58,727 shares of Class A Common Stock held directly by other entities which he may be deemed to control.

(3)

Includes beneficial ownership of the following number of shares of Class A Common Stock which may be acquired within 60 days pursuant to the exercise of outstanding stock options: Mr. Alan Levan — 4,800 shares; Mr. Abdo — 3,200 shares; Mr. Coldren — 479 shares; Mr. Di Giulian — 3,507 shares; Dr. Holcombe — 4,313 shares; Mr. Jarett Levan — 1,201 shares; Mr. Lieberman — 3,913 shares; and Mr. Winningham — 3,507 shares.

(4)	Mr. Jarett Levan is the son of Mr. Alan Levan.

(5)	Includes beneficial ownership of 28,766 shares of Class A Common Stock which may be acquired by executive officers and directors within 60 days pursuant to the exercise of outstanding stock options.

(6)	Class B Common Stock is convertible on a share-for-share basis into Class A Common Stock at any time at BFC’s discretion.

(7)	Includes 1,000 shares of Class A Common Stock which are held by Mr. Di Giulian’s spouse through her IRA, as to which Mr. Di Giulian disclaims having voting or investment power.

(8)	Mr. Lieberman resigned from the Company’s Board of Directors on June 4, 2013.

(9)

Pursuant to the instructions to Item 403 of Regulation S-K, the total number of outstanding shares of Class A Common Stock for purposes of calculating the beneficial ownership interest percentage of each person or group does not include 1,162,906 shares of Class A Common Stock, which represents approximately 7% of the total number of outstanding shares of such stock, underlying unvested restricted stock awards as to which the Company’s Compensation Committee has sole voting power and the award recipients do not have voting or investment power.

OTHER MATTERS

As of the date of this Proxy Statement,  the Board of Directors is not aware of any matters other than those described in this Proxy Statement that may be brought before the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL SHAREHOLDER MEETING

TO BE HELD ON JULY 9, 2013

                        This Proxy Statement (including a form of the accompanying proxy card) and the Company’s Annual Report to Shareholders for the year ended December 31, 2012 are available at www.edocumentview.com/bbx_mtg.

INDEPENDENT PUBLIC ACCOUNTANTS

PricewaterhouseCoopers LLP served as the Company’s independent public accounting firm for the year ended December 31, 2012. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.

ADDITIONAL INFORMATION

“Householding”  of Proxy Material. The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company’s transfer agent, AST, that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. However, the Company will deliver promptly upon written or oral request a separate copy of this Proxy Statement to a shareholder at a shared address to which a single Proxy Statement was delivered.  If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple proxy statements and would like to request delivery of a single proxy statement, please notify your broker if your shares are held in a brokerage account or AST if you hold registered shares. You can notify AST by sending a written request to American Stock Transfer & Trust Company, LLC, 59 Maiden Lane — Plaza Level, New York, NY 10038, attention Jennifer Donovan, Vice President.

Advance Notice Procedures. Under the Company’s Amended and Restated Bylaws, no business may be brought before an annual meeting of shareholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered written notice to the Company’s Secretary (containing certain information specified in the Bylaws about the shareholder and the proposed action) not less than 90 or more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders. However, if the date of the Company’s annual meeting of shareholders changes by more than 30 days from the date of the preceding year’s annual meeting of shareholders, written notice of the proposed business must be received by the Company within ten days after the Company first mails notice of or publicly discloses the date of the annual meeting of shareholders.  For the Company’s 2014 Annual Meeting of Shareholders, the Company must receive written notice of proposed business from a shareholder (i) between March 11, 2014 and April 10, 2014 or (ii) if the Company’s 2014 Annual Meeting of Shareholders is held more than 30 days before or after July 9, 2014, within ten days after the Company first mails notice of or publicly discloses the date of the meeting. In addition, any shareholder who wishes to submit a nomination to the Board must deliver written notice of the nomination within this time period and comply with the information requirements in the Bylaws relating to shareholder nominations. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement.

Shareholder Proposals for the Company’s 2014 Annual Meeting of Shareholders.  Shareholders interested in submitting a proposal for inclusion in the proxy materials for the Company’s 2014 Annual Meeting of Shareholders may do so by following the procedures prescribed in Rule l4a-8 under the Exchange Act. To be eligible for inclusion, shareholder proposals must be received by the Company’s Secretary at the Company’s principal executive offices located at 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301, by February 12, 2014.

Proxy Solicitation Costs.  The Company will bear the expense of soliciting proxies and of reimbursing brokers, banks and other nominees for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons. The Company does not currently intend to solicit proxies other than by use of the mail, but certain directors, officers and regular employees of the Company or BankAtlantic, without additional compensation, may solicit proxies personally or by telephone, fax, special letter or otherwise.

BY ORDER OF THE BOARD OF DIRECTORS

Alan B. Levan

Chairman of the Board

June 12, 2013

Appendix A

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

BBX CAPITAL CORPORATION

401 EAST LAS OLAS BOULEVARD,  SUITE 800

FT. LAUDERDALE, FLORIDA 33301

The undersigned hereby appoints John K. Grelle and Seth M. Wise, and each of them acting alone, with the power to appoint his substitute, proxy to represent the undersigned and vote as designated on the reverse all of the shares of Class A Common Stock of BBX Capital Corporation held of record by the undersigned as of the close of business on May 24, 2013 at the Annual Meeting of Shareholders to be held on July 9, 2013 and at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

BBX CAPITAL CORPORATION

JULY 9, 2013

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL EXCEPT FOR AGAINST ABSTAIN	EVERY YEAR EVERY OTHER YEAR ABSTAIN [ ]

1. Election of five directors for terms expiring at the Company’s 2014 Annual Meeting of Shareholders.

NOMINEES:

Norman H. Becker

Steven M. Coldren

Willis N. Holcombe

Jarett S. Levan

Anthony P. Segreto

[   ]FOR ALL NOMINEES

[   ]WITHHOLD AUTHORITY

FOR ALL NOMINEES

[   ]FOR ALL EXCEPT

(See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee's name(s) below.

____________________________

____________________________

2. Non-binding advisory vote to approve Named Executive Officer compensation.

[   ]FOR

[   ]AGAINST

[   ]ABSTAIN

3. Non-binding advisory vote on the frequency with which the Company should hold future advisory votes on Named Executive Officer compensation.

[   ]EVERY YEAR

[   ]EVERY OTHER YEAR

[   ]                EVERY THREE YEARS

[   ]ABSTAIN

4.  In his or her discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR ALL" OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1, “FOR” PROPOSAL 2 AND FOR THE SELECTION OF “EVERY THREE YEARS” WITH RESPECT TO PROPOSAL 3.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.                                         [    ]

Signature of Shareholder________________ Date:_______                   Signature of Shareholder ________________ Date: _______

NOTE: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

1